PART II – OFFERING CIRCULAR

ACCELERA™

INNOVATIONS FUND I, LLC

ASMX: “ACCEL”

Best Efforts Offering of 20,000 Secured Debt Notes

First Lien Position Secured by Corporate Assets/Accounts Receivables

This Offering Circular relates to the offer and sale of up to $20,000,000 in principal amount (the “Offering”) of Secured Debt Notes of ACCELERA INNOVATIONS FUND I, LLC, a Wyoming Limited Liability Company (the “Company”). The Company’s principal office is located at 20511 Abbey Dr, Frankfort, IL 60423.

The Secured Debt Notes will be issued in the minimum amount of $1,000 and in multiples of $1,000. The Secured Debt Notes will be offered in maturities of 36 to 60 months from the date issued, with a fixed interest rate depending on the term. The Company will typically issue Secured Debt Notes on the same or next day, after deposit by the Company of the Subscriber’s payment check and the check is collected by the Company’s Bank. See “Description of Secured Debt Notes” on Page 71 of this Registration Statement. The Interest Rate for each Secured Debt Note will be based on the formula set forth below and varies according to the term of the Secured Debt Note. See “Description of Notes – Principal, Maturity and Interest” on Page 73 of this Registration Statement. The Minimum and the Maximum Fixed Interest Rates which are offered will change from time to time in response to changes in the current “Wall Street Journal’s Prime Rate” data obtained from the Wall Street Journal, or a similar credible source. The “Prime Rate”, as reported by the Wall Street Journal’s Bank Survey, is among the most widely used benchmark in setting home equity lines of credit and credit card rates. It is in turn based on the Federal Funds Rate, which is set by the Federal Reserve. The Interest Rates for new Secured Debt Notes are set on the First Monday of each month at the start of business based on the Wall Street Journal’s Prime Rate on that day. Such rates are paid on all Secured Debt Notes issued between the start of business on that Monday and the close of business on the last day prior to the First Monday of the next month. The following table sets forth the formula for determining the Interest Rates for the Secured Debt Notes and the Initial Interest Rate based on the most recent Wall Street Journal’s Prime Rate as of SEPTEMBER 1st, 2015.

TERM	WALL STREET JOURNAL’S PRIME RATE	INTEREST RATES AS OF SEPTEMBER 1st , 2015
36 MONTHS	Prime Plus 4.0%	7.25%
42 MONTHS	Prime Plus 4.5%	7.75%
48 MONTHS	Prime Plus 5.0%	8.25%
54 MONTHS	Prime Plus 5.5%	8.75%
60 MONTHS	Prime Plus 6.0%	9.25%

The Initial Rates set forth above will be effective only for Notes issued between SEPTEMBER 1st, 2015 and SEPTEMBER 30th, 2015. The Interest Rates fluctuate based on the formula set forth above, and to determine the current rates, prospective investors in the Notes should call the Company at (866-920-0758), or consult the web page: www.acceleraholding.com and/or the Company’s Page on the Venture Market of the Alternative Securities Market Exchange at: http://www.AlternativeSecuritiesMarket.com and/or http://www.ASMX.CO.

The Company may prepay some or all of the Certificates at any time prior to their Maturity without premium or penalty.

The Company will pay Interest on Secured Debt Notes annually or at Maturity, at the Holder’s option. All Secured Debt Notes will be issued in fully registered form.

The Secured Debt Notes will NOT be subject to automatic rollover. Due to the fact automatic rollovers do not apply to the Secured Debt Notes, Investors will receive full payment of principal at Maturity.

The Company is offering the Secured Debt Notes directly to Investors through its Officers on a “Minimum and Maximum Best Efforts Basis”. The Secured Debt Notes will be issued at their principal face value, without a discount, and are not being sold through commissioned sales agents or underwriters. See “Plan for Distribution” on page 17 of this Registration Statement.

The Secured Debt Notes are being offered, and will be sold, pursuant to the exemption from registration provided by Section 3(b) of the Securities Act of 1933, as amended (the “Act”), and Regulation A promulgated thereunder. The Offering is contingent upon sales of a minimum of ONE THOUSAND SECURED DEBT NOTES ($1,000,000) to be sold in order for us to have access to the Offering proceeds. The Company may accept subscriptions as they are received after this minimum of Secured Debt Notes to be sold has been achieved and surpassed. The Offering will terminate upon the earlier to occur of (i) the date that is not more than one year after the Offering is qualified by the United States Securities and Exchange Commission (The “Commission”), and (ii) the date on which $20,000,000 of Secured Debt Notes qualified hereunder have been sold.

The Secured Debt Notes will not be listed on any exchange or quoted on any automated dealer quotation system. Currently, there is no public market for the Secured Debt Notes.

This Offering Circular shall not constitute an offer to sell or the solicitation to an offer to buy, nor shall there be any sales of these Secured Debt Notes in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such State.

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURED DEBT NOTES.

THESE SECURED DEBT NOTES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURED DEBT NOTES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY NOTES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURED DEBT NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURED DEBT NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGAGE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT

OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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TABLE OF CONTENTS:

ITEM 2: DISTRIBUTION SPREAD

	Number of Notes Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Note	-------	$1,000.00	$50.00	$950.00
Total Minimum	1,000	$1,000,000.00	$100.00	$900,000.00
Total Maximum	20,000	$20,000,000.00	$1,000,000.00	$19,000,000.00

1)

We are offering a maximum of 20,000 Secured Debt Notes at the price indicated

2)

Underwriter Expense paid to Alternative Securities Markets Group Corporation: $600,000 USD (3% of the Gross Offering)

3)

We expect to incur offering and registration expenses:

a.

California: $40,200

b.

New York: $1,200

c.

Texas: $20,100

d.

Florida: $1,000

4)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Escrow Fees should not exceed $25,000 USD. Any costs above $25,000 will be paid by the Managing Members of the Company.

5)

Until the “Total Minimum” has been raised (invested), all proceeds of the offering will be held in a bank escrow account until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Registration Statement, and the Company’s Bank Escrow complies with all Rules and Regulations set forth by SEC Rule 15c2-4.

6)

We do intend to use a Broker-Dealer for this Offering (5% Commission of the Offering Price).

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN THE SECURED DEBT NOTES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL, CANCELLATION, OR MODIFICATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURED DEBT NOTES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURED DEBT NOTES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURED DEBT NOTES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SECURED DEBT NOTES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 3.  SUMMARY INFORMATION & RISK FACTORS

Investing in the Company’s Secured Debt Notes is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this private securities offering.

There is Currently Little Public Information about the Company’s Acquisition Targets

None of the Company’s target acquisition companies are reporting companies under the Securities Exchange Act of 1934, and each does not file with the Securities and Exchange Commission annual or quarterly financial statements, and none are required to provide its stockholders with a proxy statement in compliance with Schedule 14A under the Securities Act of 1934. As a result, there may not be current information available to the Company, or to the public, upon which the Company, or investors of this Offering, may base decisions to buy or sell the Securities associated with this Offering.

The Company May Not have Sufficient Funds to Finance Any Proposed Acquisition Detailed in this Offering, and May Not Have the Funds Required In a Timely Manner to Finance, or to Exploit the Acquisition Opportunities Detailed in this Offering

The Company has very limited funds, and such funds may not be adequate to take advantage of the proposed business acquisitions detailed in this Offering. Even if the Company’s funds prove to be sufficient to acquire any of the proposed acquisition targets detailed in this Offering, the Company may not have enough capital to exploit the opportunity. The Company’s ultimate success may depend upon its ability to raise additional capital. The Company may not have investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it has determined a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company.

The Company May Never Close on a Business Acquisition, and if it does, the Acquired Company May Never Make a Profit

There is no assurance that the Company will acquire one of its targeted acquisition prospects. Even if the Company should acquire one of its acquisition targets, there is no assurance that it will ever generate revenues or profits, or that the market price of its common stock will be increased thereby.

The Company May Not have Performed an Exhaustive Investigation of its Proposed Initial Business Acquisitions, which May Increase the Risk that the Company may Lose all or a Part of its Ability to Make Timely Interest Payments, or to Repurchase any of its Secured Debt Notes

The Company’s limited funds and its lack of full-time management may make it impracticable to have, or in the future to, conduct a complete and exhaustive investigation and analysts of a business opportunity before it agrees to commit, or commits capital, or other resources thereto. The Company’s Management decisions, therefore, will likely be made, and may have been made, without detailed feasibility studies, independent analysis, market surveys and the like which, if the Company had more funds available to it, would be desirable. The Company will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the targeted acquisition. A significant portion of the Company’s available funds may be expended for investigative expenses and other expenses related to aspects of completing its proposed acquisition(s) transaction(s), whether or not any business acquisition investigation is eventually acquired.

The Company Engages in Leveraged Buyout Transactions which May Increase Investor Exposure to Larger Losses, Make it More Difficult to Make a Profit, and Possibly Result in the Loss of All or a Part of an Investors Investment in the Company

The Company acquires its targets through “Leveraged Buyouts”, meaning the Company finances the acquisition of its businesses by borrowing against the assets of the acquisition business target to be acquired, or against the projected future revenues or profits of the business opportunity. This could increase or expose the Company to larger losses. A business acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

The Company may Lose One, or All of its Targeted Acquisition Businesses due to the Fact that the Company has Limited Resources and May Not be able to Compete with Other Firms for the same Targeted Business Acquisition Targets.

The search for potentially profitable business opportunities is intensely competitive. The Company may be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than the Company. These competitive conditions will exist in any industry in which the Company chooses to operate.

Development Stage Business

ACCELERA INNOVATIONS FUND I, LLC Commenced operations in June of 2015. The Company was formed as a Wyoming Limited Liability Company. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that ACCELERA INNOVATIONS FUND I, LLC will operate profitably.

Inadequacy of Funds

Gross offering proceeds of a maximum of $20,000,000 may be realized.  Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s Business Plans.  If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business.

Although the Company believes that the proceeds from this Offering will be sufficient to help sustain operations during the complete development and build-out of this project, there is no guarantee that the Company will raise all the funds needed to adequately fund development Operations. The Company has determined that $1,000,000, in addition to traditional bank financing and cash flow from sales operations, will be needed to fund planned operations for the first twelve months, though the construction timeline for the completion of the entire development may be much greater.

Dependence on Management

In the early stages of development the Company’s business will be significantly dependent on the Company’s management team.  The Company’s success will be particularly dependent upon: NGT Holdings LLC, the Company’s Managing Member, Mrs. Cynthia Boerum, the Company’s Sr. Executive and Managing Member, Mr. Patrick Custardo, the Company’s Development Manager and Managing Member, and on the Company’s external management team of Alternative Securities Markets Group Corporation.

Minimum Amount of Capital to be Raised

The minimum amount of Secured Debt Notes that need to be sold in this offering for the Company to access the investment funds is $1,000,000. All Secured Debt Note Proceeds will be administered by Alternative Securities Markets Group Corporation. The proceeds of the Secured Debt Notes will remain in an account maintained by Alternative Securities Market, LLC “for the benefit of “for the benefit of ACCELERA INNOVATIONS FUND I, LLC” until disbursed pursuant to the terms and conditions of this Registration Statement. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. The Company’s ability to meet financial obligations, cash needs, and to achieve objectives, could be adversely affected if the entire offering of Secured Debt Notes is not fully subscribed.

Control by Management

As of September 1st, 2015, ACCELERA INNOVATIONS HOLDINGS LLC owned 100% of the Company’s outstanding Equity Membership Units.  Upon completion of this Offering, ACCELERA INNOVATIONS HOLDINGS LLC will own 100% of the issued and outstanding Equity Membership Units.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Broker - Dealer Sales of Units

The Company’s Membership Units and Secured Debt Notes are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange.  The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ SmallCap Market.  The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years.  The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders.  The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

No assurance can be given that the Company will ever convert to a Stock Corporation and No assurances can be given that the Company’s Stock Units would ever qualify for inclusion on the NASDAQ System or any other trading market until such time as the Managing Members deem it necessary.  As a result, the Company’s Secured Debt Notes are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors.  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will also affect the ability of members to sell their units in the secondary market.

Secondary Market

No application is currently being prepared for the Company's Securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Securities to trading on an "Over-the-Counter" or "Open Market”. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Unavailability of Rule 144 for Resales

The Company may be regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Noteholders who hold Secured Debt Notes of the Company which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of Secured Debt Notes initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

1)

The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

2)

The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

The Company May Exercise its Right of Repurchase with Regard to the Secured Debt Notes

The Operating Agreement allows for the Company to exercise a right of repurchase, in its sole discretion, with regard to the Secured Debt Notes at any time. While the Company will be entitled to exercise this right of repurchase, it has not made any determination to exercise this right of repurchase as of the date hereof, and does not intend to exercise the right of repurchase.

Long Term Nature of Investment

An investment in the Company’s Secured Debt Notes may be long term and illiquid.  As discussed above, the offer and sale of the Secured Debt Notes will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration, which depends in part on the investment intent of the investors.  Prospective investors will be required to represent in writing that they are purchasing the Secured Debt Notes for their own account for long-term investment and not with a view towards resale or distribution.  Accordingly, purchasers of Secured Debt Notes must be willing and able to bear the economic risk of their investment for an indefinite period of time.  It is likely that investors will not be able to liquidate their investment in the event of an emergency.

Compliance with Securities Laws

The Company’s Secured Debt Notes are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Wyoming Securities Laws, and other applicable state securities laws.  If the sale of Notes were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Secured Debt Notes.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering Price

The price of the Secured Debt Notes offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

NOTICE REGARDING THE TRUST INDENTURE ACT OF 1939

THE TRUST INDENTURE ACT OF 1939 SUPPLEMENTS THE SECURITIES ACT OF 1933 IN THE CASE OF DISTRIBUTION OF DEBT SECURITIES IN THE UNITED STATES. THE TRUST INDENTURE ACT (“TIA”) REQUIRES THE APPOINTMENT OF A SUITABLY INDEPENDENT AND QUALIFIED TRUSTEE TO ACT FOR THE BENEFIT OF THE HOLDERS OF THE SECURITIES, AND SPECIFIES VARIOUS SUBSTANTIVE PROVISIONS FOR THE TRUST INDENTURE THAT MUST BE ENTERED INTO BY THE TRUSTEE. THE TIA IS ADMINISTED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. INVESTORS OF THIS OFFERING WILL NOT BENEFIT FROM A TRUSTEE, INDENTURE, OR THE PROTECTIONS AFFORDED BY THE TRUST INDENTURE ACT OF 1939.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF WYOMING, IN THE COUNTY OF LARAMIE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JUR TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company was formed as a Wyoming Limited Liability Company in June of 2015. Since its formation, the Company has issued ONE THOUSAND (1,000) Equity Membership Units as illustrated below:

The following provides the names and addresses of each of the ACCELERA INNOVATIONS FUND I, LLC. affiliates who own 5% or more of any class of our Equity Membership Units:

Name and Address of Record Owner	Membership Units of Record Owned upon Qualification of this Registration Statement	Membership Units of Record Owned upon Completion of this Offering
ACCELERA INNOVATIONS HOLDINGS LLC. (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15)	1,000 Equity Membership Units / 100% of the Issued Equity Membership Units	1,000 Equity Membership Units / 100% of the Issued Equity Membership Units
(1) Mrs. Cindy Boerum is a Managing Member of “Accelera Innovations Holdings, LLC.”
(2) Mrs. Cindy Boerum current owns 26% of the Issued and Outstanding Equity Membership Units of Accelera Innovations Holdings, LLC.
(3) Mrs. Cindy Boerum’s Address: ACCELERA INNOVATIONS INC. 20511 Abbey Dr, Frankfort, IL 60423
(4) Mr. Patrick Custardo is the Managing Member of “Accelera Innovations Holdings, LLC.”
(5) Mr. Patrick Custardo current owns 26% of the Issued and Outstanding Equity Membership Units of Accelera Innovations Holdings, LLC.
(6) Mr. Patrick Custardo’s Address: ACCELERA INNOVATIONS INC. 20511 Abbey Dr, Frankfort, IL 60423
(7) NGT Holdings LLC is a Managing Member of Accelera Innovations Holdings LLC and currently owns 33% of the Issued and Outstanding Equity Membership Units of Accelera Innovations Holdings LLC
(8) NGT Holdings LLC Address: Accelera Innovations Inc. 20511 Abbey Dr. Frankfort IL 60423

(9)       Geoffrey and Nancy Thompson are the controlling members of NGT Holdings LLC and are currently the controlling membership interest holders of the Company, and Geoffrey Thompson and Nancy Thompson have joint membership voting power's of all Equity Membership Units owned by NGT Holdings LLC.

(10) GeniusCapital Global Mergers & Acquisitions Group LLC owns 5% of the Issued and Outstanding Equity Membership Units of “Accelera Innovations Holdings, LLC”.
(11) Address: GeniusCapital Global Mergers & Acquisitions Group LLC, 500 Office Center Drive, Suite 400, Fort Washington, Pennsylvania 19034

(12)     Mr. Craig Atkins is the Managing Member of GeniusCapital Global Mergers & Acquisitions Group LLC, and is currently the controlling membership interest holders of the Company, and Mr. Craig Atkins has sole voting power’s of all Equity Membership Units owned by GeniusCapital Global Mergers & Acquisitions Group LLC.

(13) Alternative Securities Markets Group Corporation is a Managing Member of “Accelera Innovations Holdings, LLC.” and  owns 10% of the Issued and Outstanding Equity Membership Units of “Accelera Innovations Holdings, LLC”.

Mr. Weslie W. Johnson is the Chief Executive Officer of Alternative Securities Markets Group Corporation, and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Rich Moniak is the Chief Operations Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Steven J. Muehler is the Chief Financial Officer and Senior Compliance Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Koorosh Rahimi is the President of Asset Management for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. David Dobkin is the President of Investment Banking for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

(14) Address: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292

Future Dilution

The Company, for business purposes, may from time to time issue additional equity membership units, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of equity membership units caused by the issuance of new equity membership units. Dilution can also occur when holders of options (such as company employees) or holders of other optionable securities exercise their options. When the number of equity membership units outstanding increases, each existing shareholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing equity membership units by reducing the unit’s earnings per share. There is no guarantee that dilution of the equity membership units will not occur in the future.

ITEM 5.    PLAN OF DISTRIBUTION

This Offering Circular relates to the offering (the “Offering”) of up to 20,000 Secured Debt Notes of ACCELERA INNOVATIONS FUND I, LLC. The Secured Debt Notes offered through this Offering have no voting rights and are not convertible to equity membership units of the Company. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 20,000 Secured Debt Notes, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Managing Member (the “Offering Period”). The Company will have 180 days to reach an investment minimum of $1,000,000. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

A minimum of $1,000,000 must be invested prior to the Company having access to the Investment Proceeds. A maximum of $20,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities after the minimum of $1,000,000 has been reached. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be Promptly Refunded without interest or deduction.

The Securities to be offered with this proposed offering shall be offered by the Company’s Broker Dealer, Alternative Securities Market, LLC, and by Executive Members of the Company, Messers, Mrs. Cindy Boerum  & Mr. Patrick Custardo, through a web-based platform called the “Alternative Securities Market Exchange” or the “ASMX”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the ASMX, and the terms of its operations can be found in the Exhibits of this Registration Statement. The ASMX can be accessed at: http://www.ASMX.CO, http://www.AlternativeSecuritiesMarket.com and/or http://www.ASMGCorp.com.

This Offering Circular will be furnished to prospective Investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the website.

In order to subscribe to purchase the Secured Debt Notes, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to ACCELERA INNOVATIONS FUND I, LLC. And wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Investing Section of the Website Hosting this Offering will be coded to only allow access to invest to those prospective Investors that reside in jurisdictions where the Offering is registered and meet any state-specific Investor suitability standards.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Secured Debt Notes, these materials will not give a complete understanding of this Offering, the Company or the Secured Debt Notes and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Secured Debt Notes.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $20,000,000 from the sale of Units in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

A.

Sale of Company Five Year Secured Debt Notes

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Notes	$18,312,500	91.50%	$900,000	90%

B.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$1,687,500	8.50%	$100,000	10%

Footnotes:

1)

We are offering a maximum of 20,000 Secured Debt Notes at the price indicated

2)

Underwriter Expense paid to Alternative Securities Markets Group Corporation: $600,000 USD (3% of the Gross Offering)

3)

We expect to incur offering and registration expenses:

a.

California: $40,200 (Paid out of Minimum)

b.

New York: $1,200 (Paid out of Minimum)

c.

Texas: $20,100

d.

Florida: $1,000 (Paid out of Minimum)

4)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Escrow Fees should not exceed $25,000 USD. Any costs above $25,000 will be paid by the Managing Member of the Company. (Paid out of Minimum)

5)

Until the “Total Minimum” has been raised (invested), all proceeds of the offering will be held in a bank escrow account until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Registration Statement, and the Company’s Bank Escrow complies with all Rules and Regulations set forth by SEC Rule 15c2-4.

6)

We intend to use Alternative Securities Market, LLC as the Broker-Dealer for this Offering (5% of Offering).

USE OF INVESTMENT FUNDS (MAXIMUM):

Advance LifeCare Home Health (Stock Sale)

$500,000

Behavioral Health Care Associates (Stock Sale)

$4,550,000

Grace Home Health (Stock Sale)

$5,250,000

Traditions Home Health (Stock Sale)

$6,000,000

Watson Home Health (Asset Sale)

$3,000,000

Cost of Offering

$1,687,500

TOTAL

$20,987,500

________________________________________________________________________________________________________

USE OF INVESTMENT FUNDS (MINIMUM):

Advance LifeCare Home Health, Inc. Acquisition	$500,000
Cost of Offering	$100,000
Operations & Growth Capital	$400,000

Total	$1,000,000

____________________________________________________________________________________________________

ITEM 7. DESCRIPTION OF COMPANY & ASSETS

L.

EXECUTIVE SUMMARY

ACCELERA INNOVATIONS, INC was founded in April 2008 and is leading the post-acute care industry around the globe; our principle office is in Frankfort, Illinois.

OUR MISSION:

Our mission is to improve patient outcomes and lower costs, through educating providers, leveraging our technology and changing the model of payment to a value-based system.

BUSINESS SERVICE:

There are two categories to the Accelera business: Post-Acute Care acquisitions, a collaboration of companies designed to improve the outcomes of post-acute care patients and Information Technology Services.

Post-Acute Care Acquisitions:

Accelera completed one acquisition in 2013, Behavioral Health, with revenue of $3.1 million and an EBITDA of $1.2 million. In October 2014, Accelera completed the acquisition of SCI (Advance LifeCare Home Health); SCI’s revenue is $920,728 with an EBITDA of $132,530. The two acquisitions in Chicago offer personal care to approximately 10,000 patients each year, and partner with 15 hospitals and 1200 physicians in the Chicago area.

Accelera continued to grow in 2014, executed under contract two additional home health agencies outside of Illinois; Grace Home Health operating in Long Beach California with revenue of $4.6 million and an EBITDA of $1.2 million and Watson Home Health operating in Ann Arbor Michigan with revenue of $4.9 million and an EBITDA of $722,000.

In January 2015, Accelera executed a contract with Traditions Home Health operating in McAlester, OK with revenue of $6.2 million and an EBITDA of $1.5 million.

Information Technology Services:

Accelera has assembled through licensing, solutions that address the current market needs of connecting the patient to relevant health data to ensure positive health outcomes. This is accomplished through a product line that provides cloud-based technology, which is ahead of the curve while providing mobility, interoperability, and rapid deployment capabilities in a scalable, secure, and 100% web-based platform.

THE MARKET: WHY POST-ACUTE CARE

Post-acute care is a critical part of healthcare reform in the US as more people with multiple illnesses are moved through the various parts of our healthcare system with suboptimal care and high cost overruns as a result.

Each year nearly nine million people-24,000 per day are discharged from short term acute care hospitals and require some form of post-acute care. Patients typically see a range of providers and specialists promoting communication problems and other errors resulting in higher costs.

These problems result in a substantial number of hospital re-admissions. According to Medpac, among Medicare patients- 20% are re-hospitalized within 90 days. More than 75% of these re-admits (at a cost of more than $26 billion per year) are thought to be avoidable.

In an attempt to address this large expense Medicare started in October 2012, penalizing hospitals with high readmission rates. The penalties were up to 3% in 2014.

The industry is motivated to address the lack of coordination in post-acute care.

Medicare spending on post-acute care is estimated to be $63.5 billion market.

COMPETITION:

Accelera competes directly with large Home Health agencies, Rehabilitation Services, Behavioral Health and Long Term Care. Our strategy is unique because we understand the inability of post-acute care services to exchange information as the patient utilizes each service entity, therefore creating poor outcomes for the patient.

ORGANIZATIONAL STRUCTURE:

Accelera has a management team at the corporate level with experience in M&A; operational efficiencies; building distribution channels and general management.  Several of the members have had experience in health care, primarily in M&A, sales and provider operations.  The Accelera Board of Directors includes several “outside” Board Members who have operational experience with health care services companies.

OPERATIONS:

The day to day management of the acquired companies is retained through a Management Service Organization model; this allows the existing management to continue to run the business and provides the Accelera management with a focus on M&A and integration.

CAPITAL RAISE:

Accelera is seeking in the first round $20 million, this will be in debt and no equity. This will enable Accelera to complete the payments of the existing acquisitions, ($19,250,000) and provide in the second round enough capital of $5,750,000 for future acquisitions.

FINANCIAL STABILITY:

In November of 2012, Accelera was granted “Effective Status” by the Securities and Exchange Commission (SEC).  The Company has moved to trading on the OTCQB under the ticker ACNV, the bid/ask is $2.00-$2.50.

KEYS TO SUCCESS:

•

Acquiring health care Providers or groups with strong revenue and positive EBITDA of 10% to 20% of annual revenue.

•

Decreasing the expenses and increasing revenue within our acquisitions by utilizing our technology applications and platforms.

•

Becoming more involved in Telemedicine including acquisitions and using our cloud-based Health Information Exchange.

•

Influence the delivery of health care globally.

Accelera believes that the decisive difference between success and mediocrity is our ability to transform global reach into real value for our customers (patients), value that our competitors do not provide. Now, more than ever, with the grasp of our technology and the baby boomer patient population fast approaching old age, our leadership in the acquisition and national presence in providing the very best post-acute care services will benefit patients, and investors.

COMPANY OBJECTIVES

The principal purposes of this offering are to obtain additional capital, to create a public market for our common stock, facilitate future access to public equity markets, increase awareness of our company among potential customers, expand into new metropolitan markets, broaden our scope of care, and acquire companies to increase our annual revenue.  In addition, we reserve the right to change the use of proceeds as a result of the occurrence of certain contingencies or opportunities, as they may present themselves, such as the acceleration of our expansion beyond our current plans, the opportunity to acquire equipment, technologies or businesses on favorable terms, to conduct additional marketing and sales activities, and other activities we deem advantageous to our business.  We believe that the net proceeds from this offering, our existing cash resources and interest on these funds will be sufficient to meet our projected operating requirements.

COMPANY MISSION

Our mission is to improve patient outcomes and lower costs, through educating providers, leveraging our technology and changing the model of payment to a value-based system.

The company now provides the highest quality care in the home, spanning every age group and level of care — from pediatrics to geriatrics, to critical care or just being there. Our team of home health care professionals now includes nurses, physical therapists, occupational therapists, speech language pathologists, medical social workers, and home health aides.

Accelera will provide the infrastructure and products that will enable participants in the healthcare arena; physicians, clinicians, health plans, and researchers/scientists to share information easily and collaborate across the entire patient care continuum. The end result is healthcare professionals beginning to leverage digitalized health data to help them manage patient populations; reducing costs and improving patient care and patient safety.

3.3 COMPANY LOCATIONS AND PREMISES

We were incorporated in the State of Delaware on April 29, 2008, and established a December fiscal year end. Our corporate headquarters is located at 20511 Abbey Drive, Frankfort, Illinois 60423.

ACQUISISTION LOCATIONS:

•

Behavioral Health Care- 1375 E. Schaumburg Rd. Ste 230 Schaumburg, IL 60194

•

SCI Home Health Inc (Advance LifeCare) 1800 Nation Drive Ste 216 Gurnee, IL 60031

•

Grace Home Health Care 1739 Termino Ave Long Beach, CA 90804

•

Watson Home Health Care Inc 27755 Carpenter Rd Ste 3 NW Anne Arbor, MI 48197

•

Traditions Home Care Inc 100 S 3rd St. McAlester, OK 74501

MARKET COMPETITION

Home Health Competitors:

Home health care companies offer a wide range of skilled medical services such as nursing care, physical therapy and occupational therapy from qualified medical professionals in addition to various services from home health aides. Other home care companies might offer assistance with daily activities, such as bathing and eating. Home care services are conducted in the comfort of your home. There is a directory of 12,300 Medicare-certified home health agencies and 21,452 other home care companies in the United States.

COMPETITIVE EDGE

Accelera's mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. Our nursing and rehabilitation therapists provide a full range of medical and social services to treat and support each and every one of our patient. And Rehabilitation provides intensive rehabilitative care to help people return to their lives with as much independence as possible.

THE VALUE OF POST-ACUTE CARE:

The most common hospital setting in America is one that provides short-term acute care for patients with pressing health issues – emergencies or surgeries brought on by illness or an accident. The immediate objective is to stabilize the patient and begin the recovery process.

For many of these patients, however, a quick recovery is unrealistic. They need continued care – post-acute care. At Accelera, we continue the care for our patients or residents in sites of service across the post-acute spectrum. Our expertise across this spectrum allows us to achieve our goal of helping patients recover to the fullest by providing care in the proper care setting.

The company provides post-acute care through:

•

Our rehabilitation services business, which helps patients get their lives back by providing physical and occupational therapy and speech-language pathology.

•

Home health care, which offers medical services, including wound care and rehabilitation therapy, provided in the comfort of your home, wherever you live.

•

Hospice, a family-oriented model of care designed to meet the spiritual, emotional and physical needs of patients in life’s final season.

The American Hospital Association developed a report that discusses the value of post-acute care in the healthcare continuum and explores how post-acute care providers can serve as important partners – both for acute-care hospitals and for one another – in improving quality and reducing costs over an episode of care. According to the report, partnerships across settings not only benefit patients transitioning to a post-acute site, but can also benefit general acute-care hospitals referring to and receiving referrals from post-acute care. As a provider of post-acute care services, Accelera Innovations is well positioned to work with other healthcare services providers.

INTELLECTUAL PROPERTY & TECHNOLOGY

The Accelera applications are currently written using Microsoft .Net and C# and are all integrated solutions. All Accelera applications are being rewritten and developed in a true 100% J2EE framework.  This platform allows Accelera tools and applications to run in both, internet web and cloud environments.  The Accelera Architecture is designed on an object-oriented rapid application framework that provides fluid and scalable systems with a rapid, interoperable deployment method.

The Accelera methodology for applications is simple.  Start on a proven, scalable platform.  Develop tools that make the applications able to stay fluid, interoperable, ahead of the curve on technology and enable the end user to stay close to the development process.  Then continue to create the ability for applications to be tested, modified, and enhanced without major redeployments.

MARKET ANALYSIS SUMMARY

Hospitals traditionally have viewed a patient's discharge as the endpoint of their care responsibilities. Little attention was paid to the next steps in treatment once the patient left the building. Movie scenes showing miraculously cured patients waving cheerful good-byes to their hospital caretakers are, however, a Hollywood invention.

In reality, hospital stays frequently are just one step in ongoing episodes of care. Ensuring a smooth transition from acute to post-acute and long-term care settings is critical to achieving optimal health outcomes, as well as preventing unnecessary hospital readmissions and emergency department visits.

Numerous forces — from the exploding growth in the 65+ population to increasing penalties for hospital readmissions — are converging to make acute care providers focus on what happens to patients post-discharge. Both payers and acute care providers are taking notice of the critical role PAC and LTC services play in ensuring the continuity and quality of care. Skilled nursing facilities, home care, inpatient rehabilitation facilities and long-term acute care hospitals are key to addressing the complexities of patients who are elderly, chronically ill or struggling with behavioral health issues.

These patients historically have been served in unmanaged fee-for-service delivery systems. The Affordable Care Act, however, is driving fresh opportunities to improve quality and contain costs for these populations through new value-based purchasing arrangements.

Innovative payment models — including bundled purchasing (paying for episodes of care across multiple settings) and global payments — incentivize quality, cost efficiency and care coordination. Clearly, the time is right for real change — and real progress — in the PAC and LTC arena.

WHAT’S DRIVING THE CHANGE IN PAC AND LTC?

1.

A dramatically changing population

According to the Congressional Budget Office, by 2050, 20% of the U.S. population will be 65 or older. One study estimates that more than two-thirds of 65-year-olds will need assistance to deal with impaired functioning during their remaining years. Adding to the soaring demand for LTC and PAC services is the growth in younger patients with chronic and disabling conditions.

To be prepared, PAC and LTC providers must develop:

•

New treatment models that address chronic disease management, as well as integrated or coordinated care at the provider level across physical health, behavioral health and social support needs, including access to affordable housing.

•

New staffing models that are person-centered and interdisciplinary. Care teams should include not only primary care or specialty physicians but also care managers, nutritionists, patient navigators and family members. It's also important to include non-traditional providers, such as peer counselors and community health workers, to supplement nurses, home health aides and personal care attendants.

•

New training curricula to ensure all providers and care managers are trained in emerging care coordination and management models that support patients with chronic and co-morbid conditions. Both traditional and non-traditional providers and care managers must be trained in care management goals, effective interventions for specific populations, and Information Technology (IT) systems and analytic tools for managing patient care.

2.

Increased payer and policymaker attention on spending, quality and outcomes

Medicare and Medicaid are focused on reducing hospital readmissions and variations in spending and margins across PAC and LTC settings, as well as ensuring appropriate service utilization. Overall, we have significant opportunities to improve care and limit costs for populations with chronic conditions. Forces driving change include:

•

Financial penalties for hospitals – and, soon, for SNFs and other PAC providers -- for avoidable hospital readmissions.

•

A shift to value-based (versus volume-based) payments and a commitment to population-health management to improve quality and control costs.

•

Increased capitated managed care arrangements for elderly and disabled populations. To stay in network, PAC and LTC providers must demonstrate quality and cost effectiveness.

•

A focus on standardized health and functional assessments to ensure patients are placed in the lowest-cost facility that meets their needs.

•

A rise in quality measurement and reporting.  PAC and LTC providers must develop metrics to assess their results—and implement needed improvements.

3.

The integration of large health systems with PAC providers

Facing financial penalties for readmissions, health systems are increasingly looking to partner with PAC providers. Three-quarters of hospitals subject to Medicare's Hospital Readmissions Reduction Program are being penalized for 30-day hospital readmissions — with Medicare estimating fines totaling $428 million over the year. That amount of money is a strong motivator for hospitals and health systems to find ways of partnering with PAC providers to lower readmission rates. There are several potential integration paths:

•

Clinical integration. Seeking to increase hospital throughput, ease transitions across care settings and prevent readmissions, hospitals and health systems are developing screening criteria to identify high-need, high-cost populations who would benefit from care management/care coordination and referrals to PAC settings.  To support improved care management and coordination, hospitals are  investing in data analytics and information technology systems, including building integrated or interoperable electronic medical records (EMRs); sharing physician staff across acute and PAC settings;  and developing effective treatment, transition and follow-up plans for patients and their families.

•

Structural integration. Health systems are creating care systems that manage treatment across the care continuum. Called continuing care networks or integrated delivery systems, these systems might own PAC assets or work with them through affiliated partnerships.

•

Financial integration. Hospitals and PACs are testing approaches for sharing financial risk and benefiting from mutual savings through emerging payment models that pay for episodes of care across multiple settings.

Acute, PAC and LTC providers have always informally worked together. Now they are joining forces to ensure seamless care transitions, enhance quality and improve outcomes, while protecting their own financial futures.

In this new environment, acute care providers must recognize the importance of PAC and LTC providers in supporting patients post discharge—and lowering readmission rates and emergency room usage. PAC and LTC providers also must realize their own critical role in the care continuum, and adapt administratively, clinically, structurally and financially to the rapidly changing healthcare landscape.

STRATEGY

Accelera, a global company, has several opportunities at the LOI stage, each valued between $2 and $100 million.

Accelera will work to align communication protocols so acute and post-acute care providers can communicate as seamlessly as possible. These protocols guide providers in discussing patient status, particularly when a patient’s condition changes. Clear channels of communication, a common approach for discussing patients and the information technology infrastructure to exchange clinical information are helping reduce readmissions and emergency department visits. Referring or attending providers feel more comfortable providing clinical guidance to PAC staff instead of requesting that the patient be sent to the emergency room. Currently statistical data for Electronic Health Record payments is $4.5 billion in federal incentives and payments are still increasing in the first quarter of 2013 according to CMS; with still another 15 billion to be paid out prior to 2015.

As policy changes place more accountability for the selection of the most appropriate PAC setting on referring providers, it will be increasingly important to support these providers in making the best choices for patients. As a first step, referring providers need more information on available PAC options and data indicating the unique clinical capacities and quality outcomes for PAC providers in the community. Once an individual patient has been admitted to the appropriate PAC setting, acute-care clinicians need access to complete patient data that can be shared across settings, including from the PAC setting back to the referring provider. Many of these data-sharing goals require a robust health information technology infrastructure that some facilities are just beginning to build. A Common Assessment Tool Could Help Providers Make the Best Decisions for Patients Policymakers and providers agree on the need for a single assessment tool that uses common data metrics for all PAC settings. A uniform tool could not only help providers and patients work together to select the most appropriate PAC setting and encourage efficient data sharing among providers, but also could improve data analysis. Currently, each PAC setting has its own methods and tools for admitting and discharging.

Our patient management solution has entered into a boom market; the US market value for this patient management solution is $7.1 billion, with annual growth averaging about 25 percent and a $22.2 billion market by 2015.

The health care business intelligence market is starting to take off, but even in an increasingly crowded marketplace there’s plenty of “green fields” for both enterprise and focused software, according to KLAS Enterprises. Fifty-six percent of organizations surveyed say they are moving to an enterprise strategy for BI use, and many report doing so because they’re tired of having internal arguments about data. From an executive perspective, they feel there are all kinds of data silos. This is a critical juncture for organizations; sixty-four percent say they planned to become an ACO (Accountable care organization) within the next three years. This will require a significant ramp-up of business/clinical analyses and reporting.

ACQUISITION TARGET ONE: ADVANCE LIFECARE HOME HEALTH:

•

Purchase Price: $500,000 USD

•

Location: 3590 Hobson Road, Suite 402, Woodridge, Illinois 60517

Advance Lifecare Home Health is a strong seven year company and is 100% Medicare Certified. Advance Lifecare is engaged in the business of providing home health care services. The programs offered are Speech Therapy, Occupational Therapy, Physical Therapy, Skilled Nursing by Registered Nurses, Medical Social Workers, Rehabilitation Services, Home Health Aides and providing Medical Supplies and Equipment.

The Company, SCI Home Health, Inc. was founded in May of 2007, the name Advance Lifecare Home Health became a DBA in 2009. In September of 2009, the Medicare Certification was achieved and the business of finding a strong manager, growing the business and providing quality home health services became a reality.

In 2011, Mr. Jimmy Lacaba, a computer engineer with years of experience as a Medical Billing Encoder and an experienced Home Health Administrator was hired, as the Chief Operating Officer. Mr. Lacaba has increased the company revenues by 30% over the past three years and positioned the company for success.

Today, Advance Lifecare’s annual revenue exceeds $1 Million USD and the revenue is expected to grow substantially.

MANAGEMENT STRATEGY:

Operating Agreement by and among Advance Life Management, LLC and Advance Lifecare Home Health, LLC

ACQUISITION TARGET TWO: BEHAVIORAL HEALTH CARE ASSOCIATES:

•

Purchase Price: $4,550,000 USD

•

Location: 1375 East Schaumburg Road, Suite 230, Schaumburg, Illinois 60194

Behavioral Health Care Associates (BHCA) is a strong 20 year old Company providing counseling and treatment to patients with substance abuse issues, eating disorders as well as other mental health problems such as depressing. The company does clinical trials for pharmaceutical companies at an increasing level.

BHCA is in a market corridor that lends well to increasing patient populations. The main office is in Cook County with a close connection to DuPage County. By providing clinical trials for large and reputable pharmaceutical companies, BHCA enjoys a very strong referral base for patient growth.

MANAGEMENT STRATEGY:

Operating Agreement by and among Accelera Healthcare Management Service Organization LLC, Blaise J. Wolfrum, MD and Behavioral Health Care.

Employment Agreement by and between Accelera Innovations, Inc. and Blaise J. Wolfrum, CEO

Current Revenue through April 2014 (Advance Lifecare Home Health and Behavorial Health Care Associates):

December Year End	Actual 2013	Actual 2014	Projected 2015
Revenue	$4.1M	$4.5M	$5M
EBITDA	$1.3M	$2.0M	$2.5M

ACQUISITION TARGET THREE: WATSON HEALTH CARE, INC:

•

Purchase Price: $3,000,000 USD

•

Location: 11750 Highland Road, Suite 600, Hartland, Michigan 48353

Watson Health Care, Inc. (1991) and Affordable Nursing, Inc. are two companies in Michigan with one sole owner. Watson Health Care is a case management provider and becomes a feeder system for Home Health and post-acute care entities. Affordable Nursing provides professional medical staffing since 1998.

MANAGEMENT STRATEGY:

Asset purchase by Accelera Innovations Fund I, LLC, retaining all management except the owner.

ACQUISITION TARGET FOUR: GRACE HOME HEALTH, INC:

•

Purchase Price: $3,000,000 USD

•

Location: 1739 Termino Avenue, Long Beach, California 90804

Grace Home Health Care was established in 1995. The Agency is a Medicare / Medi-Cal certified home health care establishment, and is accredited by Community Health Accreditation Program (CHAP).

The Company’s employs professionals of diverse disciplines who are committed to providing the best service possible to the people they serve.

The mission of Grace Home Health Care is to provide quality, integrated and cost-effective home health services to individuals and their families regardless of age, sex, creed, disability or illness in cooperation with their physicians. The agency also stands on the belief that human life is a physical, psychosocial and spiritual integrated being. Man is created to live in harmonious relationship with God, himself and others including his environment. The agency seeks to minister to the total needs of this man, our patient, in order to achieve health, self-reliance and wholeness.

SERVICES:

•

Skilled Nursing Services

•

Home Health Aide

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Social Services

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Dieticians

•

Enterostomal Consulting

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Therapy Services

ACQUISITION TARGET FIVE: TRADITIONS HOME CARE, INC:

•

Purchase Price: $,000,000 USD

•

Location: 100 South 3rd Street, McAlester, Oklahoma 74501

•

Five Branch Office Locations throughout Oklahoma

Traditions Home Care began in the 1908’s with a full blooded Choctaw woman who was known as the Indian Doctor. The establishment Traditions Home Care, Inc. was formed in 2002. The Company offerings skilled nursing services, certified home health aides and both physical and occupational therapy.

MANAGEMENT STRATEGY:

A stock purchase agreement between Traditions and Accelera Innovations Fund I, LLC is in place, and all management will remain in current positions.

SERVICES:

•

Skilled Nurshing

•

Certified Home Health Aide

•

Physical & Occupational Therapy

•

Psychiatric Nursing

Current Revenue through April 2014 (Watson Health Care, Grace Home Health and Traditions Home Care Associates):

Description	Grace	Traditions	Watson
2013 Revenues	$4.8M	$6.6M	$4.9M
2013 EBITDA	$1.2M	$1.5M	$0.772M
2014 Revenues	$5.1M	$6.8M	$5.1M
2014 EBITDA	$1.3M	$1.7M	$0.85

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of the proposed investment in ACCELERA INNOVATIONS FUND I, LLC

The Company	ACCELERA INNOVATIONS FUND I, LLC is a Wyoming Limited Liability Company.
Security Offered	The Company shall hold a Senior Lien on all the acquired companies as defined in this Registration Statement.
Company Managers	Biographies of all Managers can be found starting on Page 64 of this Offering.

Minimum Capital Commitment	Each investor will be required to purchase a minimum of One - Secured Debt Note Units.
The Offering

The Company is seeking capital commitments of $20,000,000 from Investors.  The securities being offered hereby consists of up to 20,000 Secured Debt Notes of the Company, priced at $1,000.00 per Secured Debt Note.  The purchase price for each of the Secured Debt Notes is to be paid in cash as called by the Company.

Interest Distributions

Interest shall be paid to the Investors Quarterly. Interest due for all Notes shall be paid on the following dates each year:

•

Last Business Day of March each year

•

Last Business Day of June each year

•

Last Business Day of September each year

•

Last Business Day of December each year

Principal Repayment Early Repurchase of Notes by the Company Voting Rights Ranking Term of the Offering

All Principal shall be paid to the Investor at Maturity (Five Years).

All Secured Debt Notes repurchased by the Company in Months 1-12 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional six months of interest. No fractional Secured Debt Notes shall be repurchased.

All Secured Debt Notes repurchased by the Company in Months 13-24 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase plus, an additional five months of interest. No fractional Secured Debt Notes shall be repurchased.

All Secured Debt Notes repurchased by the Company in Months 25-36 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional four months of interest. No fractional Secured Debt Notes shall be repurchased.

All Secured Debt Notes repurchased by the Company in Months 37-48 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional three months of interest. No fractional Secured Debt Notes shall be repurchased.

All Secured Debt Notes repurchased by the Company in Months 49-54 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional two months of interest. No fractional Secured Debt Notes shall be repurchased.

All Secured Debt Notes repurchased by the Company in Months 55-59 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional one month of interest. No fractional Secured Debt Notes shall be repurchased.

Secured Debt Noteholders have NO VOTING RIGHTS

The Secured Debt Notes will be the Company’s Secured Obligations and will:

•

Rank Superior with all future secured indebtedness (no current secured indebtedness);

•

Rank Superior with all existing and future unsecured indebtedness;

•

Be Superior to all of the Company’s (including any future subsidiaries) existing and future secured obligations to the extent of the value of the assets securing such obligations; and

•

Be Superior to all future indebtedness (no current indebtedness) and other liabilities of any future subsidiaries.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 20,000 Secured Debt Note Units, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). the Company has set an investment minimum of $1,000,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $1,000,000 will be held in an investment escrow account, and only after $1,000,000 in securities has been sold to investors (One Thousand Secured Debt Note Units) will the Company have access to the Investment Proceeds. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

Advancement of Secured Debt Note Proceeds Valuations

The Secured Debt Note proceeds will be administered by Alternative Securities Markets Group Corporation, and held in a Business Escrow Account established by Alternative Securities Market, LLC. The proceeds of the Secured Debt Notes (less any fees and expenses as detailed in this Registration Statement) will remain in an account maintained at Alternative Securities Market, LLC in the name of “Alternative Securities Market, LLC for the benefit of Accelera Innovations Fund I, LLC” until disbursed pursuant to the terms of this Registration Statement. Alternative Securities Markets Group Corporation will typically direct Alternative Securities Market, LLC to disburse amounts to the Company from time-to-time as acquisition or operations advances. Alternative Securities Markets Group Corporation, for advances of $50,000 or more, will direct Alternative Securities Market, LLC to advance the funds direct from the established escrow account direct to the receiver. Alternative Securities Markets Group Corporation will not be permitted to direct Alternative Securities Market, LLC to make any disbursements to the Company if the Company is in the arrears on its annual interest payments to more than 15% of its Secured Debt Noteholders without a vote of no less than 75% of the Company’s Secured Debt Noteholders. Alternative Securities Markets Group Corporation shall not be permitted to direct Alternative Securities Market, LLC to make any disbursements of Investor Funds that differs from the Stated Use of Funds Schedule by more than 5% with a favorable vote of more than 75% of the Secured Debt Noteholders.

The Company Managers will, at least once per year, perform an internal valuation of the Company’s assets, using accepted valuation techniques (including, but not limited to: corporate acquisitions appraisals, Cost Analysis, Sales Comparisons, and/or Income Capitalization Approaches), to establish the fair market value of each asset as the end of such year.  The fair market value of the assets will be deemed to be the ownership interest in each asset valued at. In addition, detailed financial modeling will be performed using “current market assumptions” and discounted cash flow analysis.

The Company Managers will, at least once per year, perform an internal valuation of the Company’s assets, using accepted valuation techniques, to establish the fair market value of each asset as the end of such year.  The fair market value of the assets will be deemed to be the ownership interest in each asset valued at the current capitalization rate for each market.  In addition, detailed financial modeling will be performed using “current market assumptions” and discounted cash flow analysis.

Indemnification

The Company will indemnify, defend and hold the Company Managers, the members of the Board of Directors harmless from and against any losses, damages, costs that relate to the operations of the Company, unless the Company Manager(s) acted in an unethical manner related to directing investments.

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company currently rents office spaces at 20511 Abbey Dr, Frankfort, IL 60423. The Company will hold a First Lien Position on each corporate acquisition through accounts receivables.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

ACCELERA INNOVATIONS FUND I, LLC Commenced operations in June of 2015. The Company was formed as a Wyoming Limited Liability Company. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that ACCELERA INNOVATIONS FUND I, LLC will operate profitably.

Overview:

The Company remains in the development stage and has limited capital resources and shareholder’s equity. At September 1st, 2015, the Company has in the form of cash and cash equivalents $1,000 USD, total assets of $0.00, and total liabilities of $0.00. The cash assets may not satisfy cash requirements for the company within the next three months. In the event additional cash is required, the Company may have to borrow funds from shareholders or other sources, or seek funds from a private placement among new investors, none of which can be assured. The Company cannot predict to what extent its limited capital resources will impair the consummation of a business or whether it will incur further operating losses through any business entity which the Company may eventually acquire.

For the remainder of the current year, the Company anticipates incurring a loss as a result of legal and accounting expenses, expenses associated with registration of this Regulation A+ Securities Offering in multiples States, and expenses associated with further evaluation of the Company’s proposed acquisition businesses. The Company anticipates that until a business acquisition is completed, it will not generate revenues other than interest income, and may continue to operate at a loss after completing a business acquisition, depending upon the performance of the acquired business.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

•

Cindy Boerum - Sr. Executive and Managing Member

•

Patrick Custardo - Development Manager and Managing Member

NGT Holdings LLC is a Managing Member of Accelera Innovations Holdings LLC and currently owns 33% of the Issued and Outstanding Equity Membership Units

Geoffrey and Nancy Thompson are the controlling members of NGT Holdings LLC and are currently the controlling membership interest holders of the Company, and Geoffrey Thompson and Nancy Thompson have joint membership voting power's of all Equity Membership Units owned by NGT Holdings LLC.

Cindy Boerum - Sr. Executive and Managing Member

Ms. Boerum became the Sr. Executive and Managing Member of the Company in June 2015, prior to joining the Company; Ms Boerum was Vice President of Sales and Consultant for Accentia International Outsourcing Company in Hyberdad, India, from 2009 to 2011. The leadership included national and international sales teams. Previously, Ms Boerum held positions of Vice President of Sales for Opus Healthcare in Austin, TX.  2004 to 2007 and positioned the company for acquisition by NextGen. She also held the positions of Enterprise Vice President of National Accounts and Sales Manager for the top 32 health organizations nationally at McKesson from 1989 to 2003. During this time she received various top performer awards, not only from McKesson, but also the state of Minnesota. Ms. Boerum received her clinical experience at Shady Grove Adventist Hospital, in Maryland, from 1979 to 1989. Ms Boerum graduated the ADN program at Frederick Community College in Maryland.

Patrick Custardo - Development Manager and Managing Member

Mr Custardo became the Chief Acquisition Officer of the Company in 2013, prior to joining the Company, Mr. Custardo was owner of Global Medserv, Inc, a Revenue Cycle Management company that he grew to include consulting and credentialing medical practices, from 2005 to 2013. Previously, Mr Custardo founded and led

Sentry Financial Corporation through mergers and acquisitions, all the while turning the startups into multimillion dollar revenue companies, from 1981-2004. He also held the position of Sr. Vice President Mergers and Acquisitions at NorCon Capital Funds, Inc, from 1978 to 1981. Mr Custardo received his B.S. from Illinois State University and his J.D. from Lewis University College of Law in 1978.

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EXTERNAL MANAGEMENT TEAM – ALTERNATIVE SECURITIES MARKETS GROUP CORPORATION (“ASMG”)

Mr. Wes Jonson

Chief Executive Officer of ASMG

Age: 60

Mr. Wes W. Johnson grew up in a heavy construction family, frequently moving with the family throughout California and Arizona to various road, bridge and dam job sites. It was very important to his father to keep the family together while traveling to the many job sites, thereby instilling in Mr. Johnson a very family orientated lifestyle.

Mr. Johnson attended high school in Arroyo Grande, California and attended college at Cal Poly, San Luis Obispo, California studying animal science and business. After college, Mr. Johnson entered the family construction business and received his California General Building Contractor’s License, later adding a General Engineering Contractor’s License. Mr. Johnson built numerous projects in San Luis Obispo and Santa Barbara Counties, including single family homes, multi-family housing projects, commercial retail and industrial properties, schools and medical buildings. The next step was investing in real estate development projects in California and numerous other States.

After a move to Austin, Texas, Mr. Johnson became involved in developing and building Single Family Residents and Multi-Family projects as well as land development and multi-family investments. While in Texas, Mr. Johnson was introduced to the Texas Oil Business through a real estate associate and began investing in oil production and re-work projects. As one point, Mr. Johnson was working on an acquisition of several abandoned wells in Oklahoma when oil prices went down to $12-$15 per barrel. The oil holdings were liquidated.

After a few years of passively observing the oil industry, Mr. Johnson began searching for the right opportunity in the Oil Industry. Two years later, after looking in Texas, Oklahoma, Ohio and Kansas, the oil project in Pennsylvania was presented and deemed to be a great opportunity. The project is in a proven oil field with existing production from several major oil companies and a proven drilling and operating company with whom the Company can partner. Mr. Johnson formed Remington Energy Group Corporation and proceeded to acquire the lease to develop 100+ oil wells in the Northwest part of Pennsylvania.

Mr. Johnson lives with his Wife in Incline Village, Nevada on the shore of beautiful Lake Tahoe. He has a daughter and her family in San Diego, California and a Son and his family residing in Portland, Oregon.

Mr. Johnson’s Employment History includes being the Owner, Managing Member and President of the companies listed below:

•

Pinnacle Financial Services, LLC

Five Years

•

Remington Energy Group Corp

One Year

Mr. Johnson is the founder and CEO of Remington Energy Group Corporation as well as being Chairman of the Board. His experience in negotiating real estate transactions has and will be valuable in negotiating the leases and drilling sites. With Mr. Johnson’s experience and oil contacts, the company will greatly benefit in locating the best drilling areas and his construction knowledge will be helpful in locating sites that have great access. Familiarity in all aspects of getting a site ready to drill, running utilities to the site, and actual drilling is brought to the company through Mr. Johnson. Actively  managing previous companies will ensure expert leadership for the corporation.

Mr. Johnson joined Alternative Securities Markets Group Corporation as Chief Executive Officer in June of 2015.

Mr. David Dobkin

President of Investment Banking

Age:36

David Dobkin, is the President of Investment Banking for Alternative Securities Markets Group Corporation.

David has been working with the New Zealand government regarding investment attraction over the last 4 years years in various capacities in Auckland, Dubai and the US.  (2010 - Current)

Prior to joining ASMG, David was a the the Regional Investment Director for the New Zealand government based in Dubai. David opened the Dubai investment office to better align New Zealand with Middle East investment with the goal of securing strategic foreign direct investment.

Prior to arriving in Dubai, David Dobkin ran the Emirates Team New Zealand America’s Cup Investment leveraging activities in San Francisco, culminating in an investor showcase for Silicon Valley venture capital and private equity investors.  He has been instrumental in securing investment for New Zealand companies in the Healthcare, High Value Manufacturing, Aerospace and ICT sectors, including establishing the $40mm Valar Early Stage Fund, run by Peter Thiel and Proliant’s $100mm Bovine Plasma greenfield investment.

Prior to working for New Zealand in October 2010, David worked for Lazard Frères, one of the world's preeminent financial advisory and asset management firms, where he facilitated and advised on cross-border mergers and acquisitions transactions in excess of $3 billion for Nike, Lockheed Martin, Quiksilver, Wynn Resorts, Morgans Hotels, Arrow International, CBS, Cryocore, Gyrocam Systems and others. David was also an investment banker in the Healthcare group for Wasserstein Perella in New York. He has founded, advised and led several start-up companies, including Aegix Performance Apparel, revitaPOP and DealProvider.com. David received a Master of Science, Biomedical Engineering, from the University of Southern California and Bachelor of Science, Biomedical Engineering, from Columbia University.

Mr. Koorosh Rahimi

President of Asset Management

Age: 56

In July of 2015, Mr. Koorosh Rahimi joined Alternative Securities Markets Group Corporation as the Firm’s President of Asset Management. Mr. Rahimi is responsible for the day-to-day operations of the Firm’s Investment Advisory and Broker Dealer Operations. Licenses: Series 7, Series 66, Series 6, Series 31, Series 63, Real Estate and Life Insurance.

Mr. Rahimi started his career in Investment Banking in March of 2009 as a Financial Advisor & Registered Investment Advisor with MassMutual Financial Group, where he provided High Net Worth Clients Financial Advice on matters such as: Investments, Retirement Planning and Estate Planning.

In mid 2011, Mr. Rahimi advanced his career path in the Financial Services Industry by joining Wells Fargo as a Licensed Banker. For just over two and one half years, Mr. Rahimi provided clients with an array of solutions to Wells Fargo Bank customers, from FDIC Insured products, business banking products and services, merchant services and Financial Advisor services.

In early 2013, Mr. Rahimi joined Bank of America’s Merrill Edge, where he served as Assistant Vice President of Investments and Preferred Banking. Mr. Rahimi’s primary function was Financial Planning & Retirement Planning, Financial Advice for: Investments, Financial Securities, Stocks, Bonds, and Mutual Funds.

B. Significant Employees.   All Members of ACCELERA INNOVATIONS FUND I, LLC as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of ACCELERA INNOVATIONS FUND I, LLC listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None

D. Involvement in Certain Legal Proceedings. None

There have been no other events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past three years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its corporate acquisitions is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

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ITEM 11.   EXECUTIVE COMPENSATION.

In September of 2015, the Company adopted a compensation program for Company Management. Accordingly, Management of ACCELERA INNOVATIONS FUND I, LLC. will be entitled to receive an annual salary of:

Mrs. Cynthia Boerum

Sr. Executive Manager & Managing Member

$1.00

Mr. Patrick Custardo

Development Manager& Managing Member

$1.00

NGT Holdings LLC

Managing Member

$1.00

Alternative Securities Markets Group

Managing Member

$1.00

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any member or employee of the Company beyond those listed above.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

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ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of Equity Membership Units owned of record and beneficially by  executive  officers,  directors  and  persons  who  hold  5% or  more of the outstanding Equity Membership Units of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company was formed as a Wyoming Limited Liability Company in June of 2015. Since its formation, the Company has issued ONE THOUSAND (1,000) Equity Membership Units as illustrated below:

:

Name and Address of Record Owner	Membership Units of Record Owned	% of Membership Units of Record Owned
ACCELERA INNOVATIONS HOLDINGS LLC. (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14)	LLC Equity Membership Units	100%
(1) Mrs. Cindy Boerum is a Managing Member of “Accelera Innovations Holdings, LLC.”
(2) Mrs. Cindy Boerum current owns 26% of the Issued and Outstanding Equity Membership Units of Accelera Innovations Holdings, LLC.
(3) Mrs. Cindy Boerum’s Address: ACCELERA INNOVATIONS INC. 20511 Abbey Dr, Frankfort, IL 60423
(4) Mr. Patrick Custardo is the Managing Member of “Accelera Innovations Holdings, LLC.”
(5) Mr. Patrick Custardo current owns 26% of the Issued and Outstanding Equity Membership Units of Accelera Innovations Holdings, LLC.
(6) Mr. Patrick Custardo’s Address: ACCELERA INNOVATIONS INC. 20511 Abbey Dr, Frankfort, IL 60423
(7) NGT Holdings LLC is a Managing Member of Accelera Innovations Holdings LLC and currently owns 33% of the Issued and Outstanding Equity Membership Units of Accelera Innovations Holdings LLC
(8) NGT Holdings LLC Address: Accelera Innovations Inc. 20511 Abbey Dr. Frankfort IL 60423

(9)       Geoffrey and Nancy Thompson are the controlling members of NGT Holdings LLC and are currently the controlling membership interest holders of the Company, and Geoffrey Thompson and Nancy Thompson have joint membership voting power's of all Equity Membership Units owned by NGT Holdings LLC.

(10) GeniusCapital Global Mergers & Acquisitions Group LLC owns 5% of the Issued and Outstanding Equity Membership Units of “Accelera Innovations Holdings, LLC”.
(11) Address: GeniusCapital Global Mergers & Acquisitions Group LLC, 500 Office Center Drive, Suite 400, Fort Washington, Pennsylvania 19034

(12)     Mr. Craig Atkins is the Managing Member of GeniusCapital Global Mergers & Acquisitions Group LLC, and is currently the controlling membership interest holders of the Company, and Mr. Craig Atkins has sole voting power’s of all Equity Membership Units owned by GeniusCapital Global Mergers & Acquisitions Group LLC.

(13) Alternative Securities Markets Group Corporation is a Managing Member of “Accelera Innovations Holdings, LLC.” and  owns 10% of the Issued and Outstanding Equity Membership Units of “Accelera Innovations Holdings, LLC”.

Mr. Weslie W. Johnson is the Chief Executive Officer of Alternative Securities Markets Group Corporation, and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Rich Moniak is the Chief Operations Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Steven J. Muehler is the Chief Financial Officer and Senior Compliance Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Koorosh Rahimi is the President of Asset Management for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. David Dobkin is the President of Investment Banking for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

(14) Address: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292

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ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

NGT Holdings LLC, the Company’s Senior Managing Partner, is also the majority owner and Senior Managing Member of ACCELERA INNOVATIONS HOLDINGS LLC which owns 100% of the Equity Membership Units of the Company.  Consequently, NGT Holdings LLC controls the operations of the Company and will have the ability to control all matters submitted to members for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of formation or bylaws;   and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination

NGT Holdings LLC will thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Equity Membership Units. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

ITEM 14. SECURITIES BEING OFFERED.

Secure Debt Notes

A maximum of TWENTY THOUSAND Secured Debt Notes are being offered to the public at $1,000.00 per Secured Debt Note. A maximum of $20,000,000 will be received from the offering. All Secured Debt Notes are being offered by the Company and no Secured Debt Notes are being offered by any selling shareholders.

The Secured Debt Notes will be offered for sale at a fixed price of $1,000.00 USD per Secured Debt Note. If all Secured Debt Notes are purchased, the gross proceeds to the Company will be $20,000,000.00 USD. Though the Offering is being conducted on a “best-efforts” basis, the Company has set an investment minimum of $1,000,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $1,000,000 will be held in an investment escrow account, and only after $1,000,000 in securities has been sold to investors (One Thousand Secured Debt Note Units) will the Company have access to the Investment Proceeds. Accordingly, all Investment Funds after the Investment Minimum has been achieved, will become immediately available to the Company and may be used as they are accepted. Investors will not be entitled to a refund once the Investment Minimum of $1,000,000 is achieved, and all Investors will be subject to the terms, conditions and investment risks associated with this investment.

This Offering Circular relates to the offering (the “Offering”) of up to 20,000 Secured Debt Note Units (the “Securities”) in ACCELERA INNOVATIONS FUND I, LLC. The Secured Debt Notes offered through this Offering have no voting rights. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 20,000 Secured Debt Note Units, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by: Mrs. Cindy Boerum, Mr. Patrick Custardo, Mr. Geoffrey Thompson and Mrs. Nancy Thompson, each Managing Members of the Company, through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market Exchange (the “ASMX”), and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com. In offering the Securities, the Company’s Management will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

In August of 2015, Alternative Securities Market, LLC filed as a Broker Dealer in the States of New York and California. Upon successful completion of Alternative Securities Market, LLC’s Broker Dealer Registration, Alternative Securities Market, LLC will be the Prime Securities Broker for the Securities Offered with this proposed offering. Alternative Securities Market, LLC will offer the securities to the general investing public through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market Exchange (the “ASMX”), and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com. Alternative Securities Market, LLC is a subsidiary of Alternative Securities Markets Group Corporation.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Wyoming for agreements made in and to be performed in the state of Wyoming. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

Redemption:

a)

Scheduled Redemption: Unless previously redeemed, or purchased and cancelled, the Secured Debt Notes will be redeemed at their principal amount, plus any accrued interest up to the date of repurchase, upon each Secured Debt Notes’s Maturity.

b)

Make Whole – Redemption at the Option of the Issuer: The Secured Debt Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time prior to the Maturity Date (the “Call Settlement Date”) on the Issuer’s giving not less than 30 days, but no more than 60 days’ notice to the Secured Debt Notes Holder (which notice shall be irrevocable and shall oblige the Issuer to redeem the Secured Debt Notes (s) on the Call Settlement Date for the full face value of each Secured Debt Notes plus all accrued interest to such date).

c)

No Other Redemption: The Issuer shall not be entitled to redeem Secured Debt Notes otherwise than as provided in Redemption Paragraphs (a) and (b).

Principal, Maturity and Interest:

This Offering Circular relates to the offer and sale of up to $20,000,000 in principal amount (the “Offering”) of Secured Debt Notes of ACCELERA INNOVATIONS FUND I, LLC, a Wyoming Limited Liability Company (the “Company”). The Company’s principal office is located at 20511 Abbey Dr, Frankfort, IL 60423.

The Secured Debt Notes will be issued in the minimum amount of $1,000 and in multiples of $1,000. The Secured Debt Notes will be offered in maturities of 36 to 60 months from the date issued, with a fixed interest rate depending on the term. The Company will typically issue Secured Debt Notes on the same or next day, after deposit by the Company of the Subscriber’s payment check and the check is collected by the Company’s Bank. See “Description of Secured Debt Notes” on Page 71 of this Registration Statement. The Interest Rate for each Secured Debt Note will be based on the formula set forth below and varies according to the term of the Secured Debt Note. See “Description of Notes – Principal, Maturity and Interest” on Page 73 of this Registration Statement. The Minimum and the Maximum Fixed Interest Rates which are offered will change from time to time in response to changes in the current “Wall Street Journal’s Prime Rate” data obtained from the Wall Street Journal, or a similar credible source. The “Prime Rate”, as reported by the Wall Street Journal’s Bank Survey, is among the most widely used benchmark in setting home equity lines of credit and credit card rates. It is in turn based on the Federal Funds Rate, which is set by the Federal Reserve. The Interest Rates for new Secured Debt Notes are set on the First Monday of each month at the start of business based on the Wall Street Journal’s Prime Rate on that day. Such rates are paid on all Secured Debt Notes issued between the start of business on that Monday and the close of business on the last day prior to the First Monday of the next month. The following table sets forth the formula for determining the Interest Rates for the Secured Debt Notes and the Initial Interest Rate based on the most recent Wall Street Journal’s Prime Rate as of SEPTEMBER 1st, 2015.

TERM	WALL STREET JOURNAL’S PRIME RATE	INTEREST RATES AS OF September 1st , 2015
36 MONTHS	Prime Plus 4.0%	7.25%
42 MONTHS	Prime Plus 4.5%	7.75%
48 MONTHS	Prime Plus 5.0%	8.25%
54 MONTHS	Prime Plus 5.5%	8.75%
60 MONTHS	Prime Plus 6.0%	9.25%

If you invested $1,000 in September of 2015, then interest would be payable ANNUALLY on the last Business of March, June, September and December each year. Should the last Business Day be a Holiday, the interest distribution shall be on the following Business Day. Should the following day be a weekend, then the interest distribution shall be on the following Monday. Below is a list of ACCELERA INNOVATIONS FUND I, LLC recognized holidays.

•

New Year’s Day

•

Birthday of Martin Luther King, Jr.

•

Washington’s Birthday

•

Memorial Day

•

Independence Day

•

Labor Day

•

Columbus Day (for banking purposes only)

•

Veterans Day

•

Thanksgiving Day

•

The Friday following Thanksgiving Day

•

Christmas Eve

•

Christmas Day

•

New Years Eve

Optional Prepayment:

The Secured Debt Notes maybe prepaid in whole at any time prior to their respective Maturity dates with a SIX MONTH INTEREST premium paid to the Noteholder.

Events of Default:

The Secured Debt Notes provide that each of the following constitutes an “Event of Default” with respect to the Secured Debt Notes:

1.

The failure to make a payment when due under the Secured Debt Notes (i) of any interest payment within five (5) business days of when the interest payment is due, or (ii) of the entire outstanding balance of principal and interest on the maturity date; or

2.

If the Company voluntarily files a petition under the Federal Bankruptcy Code, or under any similar or successor Federal Statute relating to Bankruptcy, Insolvency Arrangements, or Reorganizations; of if the Company fails to obtain a vacation or stay of Involuntary Proceedings brought for the Reorganization, Dissolution or Liquidation of the Company; or if the Company is adjudged a Bankrupt, or upon the Company’s Dissolution, Business Failure or Discontinuance as a going concern business; or if a trustee or receive shall be appointed for the Company’s corporate acquisitions ; or if there is an attachment, execution or other judicial seizure of any portion of the Company’s assets, and such seizure is not discharged within ten (10) days.

In any Event of Default occurs and is continuing, at the option of the Noteholders, the entire outstanding principal balance due under the Secured Debt Notes and all accrued and unpaid Interest on the Secured Debt Notes will become immediately due and payable by the Company without further action or notice at the option of the Noteholders.

Form of Secured Debt Notes:

All Secured Debt Notes will be issued in fully registered form. The Company is entitled to treat the Registered Noteholder shown on its records as the owner of the Secured Debt Note for all purposes. Ownership of a Secured Debt Note may be registered in the name of any two or more named persons as joint tenants with right of survivorship, as tenants in common or as tenants by the entireties, and payment of principal and interest on any Secured Debt Note so registered will be made to the person or persons entitled to receive such payment as their interests may appear.

Payment at Maturity, No Rollover:

The Secured Debt Notes will NOT be subject to automatic rollover. Due to the fact automatic rollovers do not apply to the Secured Debt Notes, Investors will receive full payment of principal at Maturity.

Lost, Stolen or Destroyed Secured Debt Notes: Issuance of New Secured Debt Notes:

If a Noteholder loses his or her Secured Debt Note(s) is stolen or destroyed, the Company will issue a new Secured Debt Notes in the place of the lost, stolen or destroyed Secured Debt Note(s) if the Noteholder gives the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction of any Secured Debt Note(s) or the issuance of a new Secured Debt Note(s).

Lack of Public Market

There is no public market for the Secured Debt Notes, and none is expected to develop for their purchase or sale.

Financial Information Provided to Investors:

Beginning with the 2015 fiscal year end, in addition to the financial information provided in this Offering Circular, the Company will provide a copy of its financial statements to all Holders of Secured Debt Notes within 120 days after the end of each fiscal year.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. Federal Income Tax considerations relating to the acquisition, ownership and disposition of the Secured Debt Notes. The summary is based on the Internal Revenue Code (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified with possible retroactive effect. This summary applies to you only if you acquire the Secured Debt Notes for cash in this Offering at the initial Offering price and hold the Secured Debt Notes as capital assets within the meaning of Section 1221 of the Code. This summary is for general information only and does not address all aspects of the U.S. Federal Income Taxation that may be important to you in light of your particular circumstances, and it does not address state, local, foreign, alternative minimum or non-income tax considerations that may be applicable to you. Further, this summary does not deal with Noteholders that may be subject to special tax rules, including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, U.S. Noteholders (as described below) whose functional currency is not the U.S. Dollar, certain U.S. expatriates or Holders who hold the Secured Debt Notes as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated transaction for U.S. Federal Tax purposes. You should consult your own tax advisor as to the particular tax consequences to your of acquiring, holding or disposing of the Secured Debt Notes.

For purposes of this summary, a “U.S. Noteholder” is a beneficial owner of a Secured Debt Notes that, for U.S. Federal Income Tax purposes, is: (a) an individual citizen or resident of the United States; (b) a corporation (or other business entity treated as a corporation) created or organized in or under the Laws of the United States or any State thereof (including the District of Columbia); (c) an estate the income of which is subject to U.S. Federal Income Taxation regardless of its source; or (d) a trust if (i) such trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person, or (ii) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust.

For purposes of this summary, a “Non-U.S. Noteholder” is a beneficial owner of a Secured Debt Notes that is neither a U.S. Noteholder nor a partnership or any entity or arrangement treated as a partnership for U.S. Federal Income Tax purposes. If a partnership (or other entity or arrangement treated as a partnership for U.S. Federal Income Tax purposes) holds Secured Debt Notes, then the U.S. Federal Income Tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that holds Secured Debt Notes of a partner in such a partnership, you should consult your own tax advisor as to the particular U.S. Federal Income Tax consequences applicable to you.

U.S. Holders

Interest

We anticipate that the Secured Debt Notes will not be issued with original discount for U.S. Federal Income Tax purposes. In such case, if you are a U.S. Noteholder, interest on a Secured Debt Notes will generally be taxable to you as ordinary interest income as it accrues or is received by you in accordance with your usual method of accounting for U.S. Federal Income Tax purposes.

Sale, Exchange or Other Taxable Dispositions of Secured Debt Notes

If you are a U.S. Noteholder, upon the sale, exchange, redemption, retirement or other taxable disposition of a Secured Debt Note, you will generally recognize gain or loss for U.S. Federal Income Tax purposes in an amount equal to the difference, if any, between (i) the amount of the cash and the fair market value of any corporate acquisitions  you receive on the sale or other taxable disposition (less an amount attributable to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously taken into income), and (ii) your adjusted tax basis in the Secured Debt Note. Your adjusted tax basis in a Secured Debt Note will generally be equal to your cost of the Secured Debt Note, reduced by any principal payments you have previously received in respect of the Secured Debt Note. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if your holding period in the Secured Debt Note(s) exceeds on year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitation.

Backup Withholding and Information Reporting

U.S. Federal Backup Withholding may apply to payments on the Secured Debt Notes and proceeds from the sale or other disposition of the Secured Debt Notes if you are a non-corporate U.S. Noteholder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S.

Noteholder’s U.S. Federal Income Tax liability and may entitle such Noteholder to a refund, provided the required information is timely furnished to the Internal Revenue Service (the “IRS”).

A U.S. Noteholder will also be subject to information reporting with respect to payments on the Secured Debt Notes and proceeds from the sale or other disposition of the Secured Debt Notes, unless such U.S. Noteholder is an exempt recipient and appropriately establishes that exemption.

Non-U.S. Holders

Interest

Subject to the discussion of Backup Withholding and information reporting below, if you are a Non-U.S. Noteholder, payments of interest on the Secured Debt Notes to you will not be subject to U.S. Federal Income Tax (including branch profits or withholding tax), provided that:

•

You do not, directly or indirectly, actually or constructively, own 10% or more of the voting power of the stock of ACCELERA INNOVATIONS FUND I, LLC;

•

You are not a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•

You are not a controlled foreign corporation for U.S. Federal Income Tax purposes that is, actually or constructively, related to the Company (as provided in the Code);

•

The interest payments are not effectively connected with your conduct of a trade or business within the United States; and

•

You meet certification requirements.

You will satisfy these certification requirements if you certify on IRS Form W-8BEN, or a substantially similar substitute form, under penalties of perjury, that you are not a United States person with the meaning of the Code, provide your name and address and file such form with the withholding agent. If you hold the Secured Debt Notes through a foreign partnership or intermediary must satisfy certification requirements of applicable Treasury regulations.

Even if the requirements listed above are not satisfied, you will be entitled to an exemption from or reduction in U.S. Withholding Tax provided that:

•

You are entitled to an exemption from or reduction in Withholding Tax or interest under a tax treaty between the United States and your country of residence. To claim this exemption or reduction, you must generally complete IRS Form W-8BEN and claim this exemption or reduction on the form. In some cases, you must instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or

•

The interest income on the Secured Debt Notes is effectively connected with the conduct of your trade or business in the United States. To claim this exemption, you must complete IRS Form W-8ECI.

You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Taxable Dispositions of Secured Debt Notes

Subject to the discussion below regarding Backup Withholding and information reporting, if you are a Non-U.S. Holder, you will not be subject to U.S. Federal Income Tax (including branch profits tax) on the gain you realize on any sale, exchange, redemption, retirement or other taxable disposition of a Secured Debt Notes.

•

The gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable treaty (and you comply with a applicable certification and other requirements to claim treaty benefits), is generally attributable to a U.S. “permanent establishment”;

•

You are an individual and have been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•

A portion of the gain represents accrued but unpaid interest, in which case the U.S. Federal Income Tax rules for interest would apply to such portion.

U.S. Trade or Business

If interest on a Secured Debt Note or gain from a disposition of the Secured Debt Note if effectively connected with your conduct of a U.S. trade or business, and, if required by an applicable treaty, you maintain a U.S. “permanent establishment” to which the interest or gain is attributable, you will generally be subject to U.S. Federal Income Tax on the interest or gain on a net basis in the same manner as if you were a U.S. Noteholder. If you are a foreign corporation, you may also be subject to a branch profits tax of 30% of your effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless you qualify for a lower rate under an applicable income tax treaty.

Backup Withholding and Information Reporting

Under current U.S. Federal Income Tax, Backup Withholding and information reporting may apply to payments made by the Company (including the Company’s paying agents) to you in respect of the Secured Debt Notes, unless you provide an IRS Form W-8BEN or otherwise meet documentary evidence requirements for establishing that you are a Non-U.S. Noteholder or otherwise establish an exemption. The Company (or its paying agents) may, however, report payments of interest on the Secured Debt Notes.

The gross proceeds from the disposition of your Secured Debt Notes may be subject to information reporting and Backup Withholding Tax at the applicable rate. If you sell your Secured Debt Notes outside the United States through a foreign office of a foreign broker and the sales proceeds are paid to you outside the United States, then the Backup Withholding and information reporting requirements will generally not apply to that payment. However, information reporting, but not Backup Withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Secured Debt Notes through the foreign office of a foreign broker that is, for U.S. Federal Income Tax purposes:

•

A United States person (within the meaning of the Code);

•

A controlled foreign corporation;

•

A foreign person 50% of more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•

A foreign partnership with certain connections to the United States

Unless such broker has in its records documentary evidence that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption. In addition, Backup Withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that you are a United States person.

You should consult your own tax advisor regarding the application of information reporting and Backup Withholding in your particular situation, the availability of an exemption from Backup Withholding and the procedure for obtaining such an exemption, if available. Backup Withholding is not an additional tax. Any amounts withheld under the Backup Withholding rules may be allowed as a credit against your U.S. Federal Income Tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.

The U.S. Federal Tax discussion set forth above is included for general information only and may not be applicable depending on the Noteholder’s particular situation. Noteholders should consult their tax advisors with respect to the tax consequences to them of the beneficial ownership and disposition of the Secured Debt Notes, including the tax consequences under State, Local, Foreign, and other tax laws and the possible effects of changes in U.S. Federal and other Tax Laws.

(a) Description of Company Equity Membership Units

The Company is authorized by its Certificate of Formation to issue an aggregate of 20,000 shares of Equity Membership Units, $0.001 par value per share (the "Membership Unit"). As of September 1st, 2015 – 1,000 Equity Membership Units were issued and outstanding.

All outstanding shares of Equity Membership Units are of the same class and have equal rights and attributes.  The holders of Equity Membership Units are entitled to one vote per share on all matters submitted to a vote of Shareholders of the Company. All Shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Equity Membership Units are entitled to share ratably in all assets remaining after payment of all liabilities.

(b) Background Information on other Equity Membership Unit Classes. None

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of September 1st, 2015, there were ONE THOUSAND shares of our Equity Membership Units outstanding, which were held of record by ONE shareholder, not including persons or entities that hold the membership units in nominee or "street" name through various brokerage firms.

Indemnification of Directors and Officers:

The Company is formed under the laws of Wyoming. Wyoming General Corporation Law provides that a company may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the company, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a company’s certificate of formation, bylaws, agreement, and a vote of shareholders or disinterested directors or otherwise.

The Company's Certificate of formation provides that it will indemnify and hold harmless, to the fullest extent permitted by Wyoming’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Wyoming's General Corporation Law permits a company to provide in its certificate of formation that a director of the company shall not be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the company or  its shareholders;

•

acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Formation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

FINANCIAL STATEMENTS SECTION:

ACCELERA INNOVATIONS FUND I, LLC

(A Development Stage Company)

BALANCE SHEET - Unaudited

September 1st, 2015

ASSETS
Current Assets
• Cash		$1,000
• Accounts Receivable (Capitalization Commitment)		$0.00
• Inventory		$0.00
• Prepaid Expenses		$0.00
• Short-term Investments		$0.00
	Total Current Assets	$1,000
Fixed (Long-Term)Assets
• Long-Term Investments		$0.00
• Property & Equipment		$0.00
(Less Accumulated Depreciation)		$0.00
• Intangible Assets
	Total Fixed Assets	$0.00
Other Assets
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Fixed Assets	$0.00
TOTAL ASSETS		$1,000

LIABILITIES & OWNER’S EQUITY
Current Liabilities		$0.00
• Accounts Payable		$0.00
• Short-term Loans		$0.00
• Income Taxes Payable		$0.00
• Accrued Salaries & Wages		$0.00
• Unearned Revenue		$0.00
• Current Portion of Long-term Debt		$0.00
	Total Current Liabilities	$0.00
Long-Term Liabilities
• Long-Term Debt		$0.00
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Long-term Liabilities	$0.00
Owner’s Equity
• Owner’s Investment		$1,000
• Accounts Receivable		$0.00
	Total Owner’s Equity	$0.00
TOTAL LIABILITIES & OWNER’S EQUITY		$1,000

SEE NOTES TO FINANCIAL STATEMENTS

ACCELERA INNOVATIONS FUND I, LLC

 (A Development Stage Company)

STATEMENTS OF REVENUE AND EXPENSES - Unaudited

June 11th, 2015 (Inception) to September 1st, 2015

REVENUE	June 1st,2015
• Total Revenues	$0.00
TOTAL REVENUES	$0.00

EXPENSES
• Accounting	$0.00
• Legal	$0.00
• Taxes, other	$0.00
• Organization Costs	$0.00
TOTAL EXPENSES	$0.00

NET LOSS	($0.00)

SEE NOTES TO FINANCIAL STATEMENTS

ACCELERA INNOVATIONS FUND I, LLC

 (A Development Stage Company)

STATEMENT OF SHAREHOLDERS’ EQUITY - Unaudited

For the period for

June 11th, 2015 to September 1st, 2015

	Founding Shareholder	Total
Founding Contribution	$1,000	$1,000
All Costs	$0.00	$0.00
Net Loss	($0.00)	($0.00)

BALANCE, September 1st, 2015	$1,000	$1,000

SEE NOTES TO FINANCIAL STATEMENTS

ACCELERA INNOVATIONS FUND I, LLC

 (A Development Stage Company)

STATEMENT OF CASH FLOWS

For the period for

June 1st 2015 to June 30st, 2015

CASH FLOWS FROM OPERATING ACTIVITIES	June 11th, 2015 to September 1st, 2015
• Net Loss	($0.00)
• Other	$0.00

CASH FLOWS FROM INVESTING ACTIVITIES	June 11th, 2015 to September 1st, 2015
• All Investing Activities	$0.00

CASH FLOWS FROM FINANCING ACTIVITIES	June 11th, 2015 to September 1st, 2015
• All Financing Activities	$0.00

NET INCREASE IN CASH	$0.00

Cash, Beginning of year	$1,000
Cash, End of Year	$1,000

SEE NOTES TO FINANCIAL STATEMENTS

ACCELERA INNOVATIONS FUND I, LLC

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

ACCELERA INNOVATIONS FUND I, LLC, a Wyoming Limited Liability Company was formed on June 11th, 2015.

Upon its organization as a Wyoming Limited Liability Company, the Company issued 100% of its Outstanding Membership to ACCELERA INNOVATIONS HOLDINGS LLC.

ACCELERA INNOVATIONS HOLDINGS LLC initially capitalized the Company an opening deposit and balance of $1,000 USD.

NOTE 2. BASIS OF ACCOUNTING:

The Financial Statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCELERA INNOVATIONS FUND I, LLC

By: Mrs. Cindy Boerum

By: Mrs. Cindy Boerum

Name: Mrs. Cindy Boerum

Title: Managing Member of ACCELERA INNOVATIONS FUND I, LLC

_____________________________________________________________________________

ACCELERA INNOVATIONS FUND I, LLC

By: Mr. Patrick Custardo

By: Mr. Patrick Custardo

Name: Mr. Patrick Custardo

Title: Managing Member of ACCELERA INNOVATIONS FUND I, LLC

_____________________________________________________________________________

ACCELERA INNOVATIONS HOLDINGS LLC

By: Mr. Geoffrey Thompson

By: Mr. Geoffrey Thompson

Name: Mr. Geoffrey Thompson

Title: Managing Member

ACCELERA INNOVATIONS HOLDINGS LLC

By: Mrs. Nancy Thompson

By: Mrs. Nancy Thompson

Name: Mrs. Nancy Thompson

Title: Managing Member

_______________________________________________________________________________________________________

ACCELERA INNOVATIONS HOLDINGS LLC

By: Mr. Weslie Johnson

By: Mr. Weslie Johnson

Name: Mr. Weslie Johnson

Title: External Managing Member (Alternative Securities Market Group Corporation